                                                                    EXHIBIT 3.1




                       AFFILIATED COMPUTER SERVICES, INC.
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

         Affiliated Computer Services, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: that the Board of Directors of the Corporation, at a duly constituted meeting at which quorum was present and acting throughout, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and directing that said amendment be submitted to the stockholders of the Corporation for their consideration. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Board of Directors of the Corporation hereby adopts, approves and recommends a proposal to amend the Certificate of Incorporation of the Corporation to amend Article Seventh, Section 3 thereto, as follows:

                                    "SEVENTH:

                  Section 3. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors will be filled by the affirmative vote of the stockholders of the Corporation or the affirmative vote of the remaining board members, not including those filling the positions of the newly created directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors to fill a vacancy, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause will be filled for the remainder of the term of the vacating director by the affirmative vote of the stockholders of the Corporation, by the affirmative vote of the remaining board members or by the Chairman of the Board of the Corporation, except that if the vacancy is created with respect to a director who at such time was also the Chief Executive Officer, President, Chief Financial Officer, Executive Vice President, General Counsel, Secretary or Treasurer of the Corporation, then that vacancy will be filled only by the Chairman of the Board."

         SECOND: that thereafter, the stockholders of the Corporation, which hold the necessary number of shares as required by statute, duly adopted and approved said amendment at the annual meeting pursuant to Section 222 of the Delaware General Corporation Law.

         THIRD: that said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the Board of Directors of the Corporation has caused this Certificate of Amendment to be signed by David W. Black, its Secretary, as of October 26, 1999.

                                           AFFILIATED COMPUTER SERVICES, INC.

                                           By:  /s/ David W. Black
                                                --------------------------------
                                                David W. Black, Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              -------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AFFILIATED COMPUTER SERVICES, INC.", FILED IN THIS OFFICE ON THE
EIGHTEENTH DAY OF DECEMBER, A.D. 1997, AT 10:00 O'CLOCK A.M.



                                     [SEAL]



                                           /s/ EDWARD J. FREEL
                                 [SEAL]    -------------------------------------
                                           Edward J. Freel, Secretary of State

2163155    8100                            AUTHENTICATION:       8821604

971435724                                            DATE:       12-18-97

                            CERTIFICATE OF AMENDMENT
                                       TO
            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       AFFILIATED COMPUTER SERVICES, INC.

         AFFILIATED COMPUTER SERVICES, INC., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"),

         DOES HEREBY CERTIFY;

         FIRST: that the Board of Directors of the Corporation at a meeting of such board held on August 5, 1997, adopted resolutions setting forth a proposed amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), declaring said amendment to be advisable, and directing that said amendment be submitted to the stockholders of the Corporation at the Annual Meeting of Stockholders of the Corporation to be held on December 16, 1997 (the "Annual Meeting"). The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Board of Directors of the Corporation hereby adopts, approves and recommends a proposal to amend ARTICLE VII, SECTION 1 of the Certificate of Incorporation as follows:

         ARTICLE VII SECTION 1

         "SEVENTH: Section 1. Number, Election, and Terms of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock designation, the number of the Directors of the Company will not be less than three nor more than fifteen and will be fixed from time to time in the manner described in the bylaws of the Company. The directors will be divided into three classes designated as Class I, Class II, and Class III. Each Class of directors will stand for election at the 1997 annual stockholders' meeting for the following terms: Class I directors will be elected for a three-year term; Class II directors will be elected for a two-year term; and Class III directors will be elected for a one-year term. At each following annual stockholders' meeting, commencing with the 1998 annual stockholders' meeting, each of the successors to the directors of the Class whose term will expire at such annual meeting will be elected for a term running until the third annual; meeting succeeding his or her election and until his or her successor has been duly elected and qualified."

         SECOND: that the Board of Directors of the Corporation at a meeting of such board held on September 19, 1997, adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation, declaring said amendment to be advisable, and directing that said amendment be submitted to the stockholders of the Corporation at the Annual Meeting The resolution setting forth the proposed amendments is as follows:

                  RESOLVED, that the Board of Directors of the Corporation hereby adopts, approves and recommends a proposal to amend ARTICLE IV,
         SECTION 2 of the Certificate of Incorporation as follows:

         ARTICLE IV SECTION 2

         "The total number of shares of all classes of capital stock that the Company shall have the authority to issue is 517,000,000 shares, consisting of (a) 500,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), (b) 14,000,000 shares of ACS Class B Common Stock, par value $0.01 per share ("ACS Class B Common Stock", and together with Class A Common Stock, ("Common Stock"), and
         (c) 3,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock")."

         THIRD: that the foregoing amendments have been duly approved by a majority of stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law.

         FOURTH: that said amendments were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Certificate of Amendment to be signed by Jeffrey A. Rich, its President, as of December 17, 1997.

                                  AFFILIATED COMPUTER SERVICES, INC.,
                                  a Delaware corporation

                                  By:  /s/ JEFFREY A. RICH
                                       -------------------------------
                                       Jeffrey A. Rich,
                                  Its: President and Chief Operating Officer

ATTESTED:

/s/ DAVID W. BLACK
------------------------------
David W. Black, Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              -------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AFFILIATED COMPUTER SERVICES, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF OCTOBER, A.D. 1996, AT 4:30 O'CLOCK P.M.

    A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                     [SEAL]



                                           /s/ EDWARD J. FREEL
                                 [SEAL]    -------------------------------------
                                           Edward J. Freel, Secretary of State

2163155    8100                            AUTHENTICATION:       8166605

960313280                                            DATE:       10-28-96

                            CERTIFICATE OF AMENDMENT
                                       OF
            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       AFFILIATED COMPUTER SERVICES, INC.

         Pursuant to provisions of the General Corporation Laws of the State of Delaware, the undersigned officers of the Affiliated Computer Services, Inc. (the "Corporation") do hereby certify as follows:

          FIRST: That the Board of Directors of the Corporation, by unanimous written consent, adopted a resolution proposing and declaring advisable the following amendment to the Second Amended and Restated Certificate of Incorporation (the "Amendment").

          SECOND: That Paragraph 1 of Section 2, Article FOURTH of the Corporation's Second Amended and Restated Certificate of Incorporation which pertains to Authorized Capital Stock is hereby amended to read as follows:

         Section 2. Authorized Capital Stock. The total number of shares of all classes of capital stock that the Company shall have the authority to issue is 84,405,686 shares, consisting of (a) 75,000,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), (b) 6,405,686 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock" and, together with Class A Common Stock, "Common Stock"), and (c) 3,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock").

         THIRD: That the foregoing Amendment has been duly approved by the Corporation's Board of Directors.

          FOURTH: That the foregoing Amendment has been duly approved by a majority of shareholders of the Corporation in accordance with Section 242 of the General Corporation Laws of the State of Delaware.

         FIFTH: That the foregoing Amendment has been duly adopted in accordance with Section 242 of the General Corporation Laws of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Jeffrey A. Rich its President and attested by David W. Black, its Secretary, this 28th day of October, 1996.


                                  AFFILIATED COMPUTER SERVICES, INC.


                                  By:  /s/ JEFFREY A. RICH
                                       -------------------------------
                                       Jeffrey A. Rich, President

ATTESTED:

/s/ DAVID W. BLACK
------------------------------
David W. Black, Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              -------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

    "DATAPLEX ACQUISITION CORP.", A DELAWARE CORPORATION, WITH AND INTO "ACS INVESTORS, INC." UNDER THE NAME OF "AFFILIATED COMPUTER SERVICES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, WAS RECEIVED AND FILED IN THIS OFFICE THE FIFTH DAY OF JULY, A.D. 1994, AT 4:30 O'CLOCK P.M.

    AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.


                                     [SEAL]



                                           /s/ EDWARD J. FREEL
                                 [SEAL]    -------------------------------------
                                           Edward J. Freel, Secretary of State

2163155    8330                            AUTHENTICATION:       7207042

944149048                                            DATE:       08-10-94

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              -------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID "ACS INVESTORS, INC.", FILED A CERTIFICATE OF OWNERSHIP, CHANGING ITS NAME TO "AFFILIATED COMPUTER SERVICES, INC.", THE FIFTH DAY OF JULY, A.D. 1994, AT 4:30 O'CLOCK P.M.



                                     [SEAL]



                                           /s/ EDWARD J. FREEL
                                 [SEAL]    -------------------------------------
                                           Edward J. Freel, Secretary of State

2163155    8320                            AUTHENTICATION:       7204391

944147085                                            DATE:       08-08-94

                                                                       EXHIBIT A

                              ACS INVESTORS, INC.

                             RESOLUTIONS OF MERGER

     RESOLVED, that the Company merge, pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), Dataplex Acquisition Corp. ("DAC") with and into the Company (the "DAC Merger") and assume all of its obligations; and

     FURTHER RESOLVED, that the terms and conditions of the DAC Merger are as follows:

          a. Effect on DAC Common Stock. At the Effective Time (as hereinafter defined), each issued share of Class A Common Stock, par value $0.0001 per share, of DAC ("DAC Class A Common Stock") and Class B Common Stock, par value $.0001 per share, of DAC ("DAC Class B Common Stock"), whether or not outstanding, immediately prior to the Effective Time and held by the Company or DAC shall be cancelled and retired, and all rights in respect thereof shall cease to exist, without any conversion thereof or any payment with respect thereto or in exchange therefor. Each share of DAC Class A Common Stock issued and outstanding immediately prior to the Effective Time and held by any person other than the Company or DAC shall be cancelled and retired and (other than shares of DAC Class A Common
     Stock held by persons who properly perfect their appraisal rights pursuant to Section 262 of the DGCL) shall be converted automatically into the right to receive 0.67559224 shares of Class A Common Stock, par value $.01 per share, of the Company. Thereafter, the holders of certificates representing shares of DAC Class A Common Stock and DAC Class B Common Stock shall cease to have any rights as stockholders of DAC (except such rights, if any, as they may have pursuant to Section 262 of the DGCL).

          b. Effect on DAC Preferred Stock. At the Effective Time, each issued share of 10% Noncumulative Series B Preferred Stock, par value $1.00 per share, of DAC ("DAC Preferred Stock"), whether or not outstanding, immediately prior to the Effective Time and held by the Company or DAC shall be cancelled and retired, and all rights in respect thereof shall cease to exist, without any conversion thereof or any payment with respect thereto or in exchange therefor. Each share of DAC Preferred Stock issued and outstanding immediately prior to the Effective Time and held by any person other than the Company or DAC shall be cancelled and retired and (other than shares of DAC Preferred Stock held by persons who properly perfect their appraisal rights pursuant to Section 262 of the DGCL) shall be converted automatically into the right to receive $1.00 per share without interest thereon. Thereafter, the holders of certificates representing shares of DAC Preferred Stock shall cease to have any rights as stockholders of DAC (except such rights, if any, as they may have pursuant to Section 262 of the DGCL).

          c. Effect on Company Stock. At the Effective Time, each share of capital stock of the Company issued and outstanding at such time shall continue to be one identical share of capital stock of the Company.

     FURTHER RESOLVED, that in connection with the DAC Merger, the Company shall change its corporate name by amending Article First of the Second Amended and Restated Certificate of Incorporation of the Company to read as follows:

          "FIRST: The name of the corporation is: Affiliated Computer Services, Inc. (the "Company")."

     FURTHER RESOLVED, that the DAC Merger shall become effective at the time when a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of adoption thereof (the "Certificate of Ownership and Merger") is accepted for filing in the Office of the Secretary of State of the State of Delaware (the "Effective Time"); and

     FURTHER RESOLVED, that any executive officer of the Company be, and each of them hereby is, authorized and directed, on behalf of the Company, within such reasonable time after the contribution of the Funding Stock to Precept as any such officer shall determine is appropriate, (a) to execute, attest and file the Certificate of Ownership and Merger with the Office of the Secretary of State of the State of Delaware and to record a certified copy thereof in the Office of the Recorder of Deeds of New Castle County, State of Delaware, and
(b) to execute and deliver or file such other agreements, instruments or documents, and to take such further actions, as any such officer of the Company may deem necessary, desirable or appropriate in order to effect the DAC Merger.

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              -------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

    "DATAPLEX ACQUISITION CORP.", A DELAWARE CORPORATION,

    WITH AND INTO "ACS INVESTORS, INC." UNDER THE NAME OF "AFFILIATED COMPUTER SERVICES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIFTH DAY OF JULY, A.D. 1994, AT 4:30 O'CLOCK P.M.



                                     [SEAL]



                                           /s/ EDWARD J. FREEL
                                 [SEAL]    -------------------------------------
                                           Edward J. Freel, Secretary of State

2163155    8100M                           AUTHENTICATION:       7884602

960089038                                            DATE:       03-27-96

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                           DATAPLEX ACQUISITION CORP.
                                 WITH AND INTO
                              ACS INVESTORS, INC.

     ACS INVESTORS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY THAT:

     1. The Company was incorporated on June 8, 1988 pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

     2. The Company owns the following shares of the capital stock of Dataplex Acquisition Corp., a corporation incorporated on August 10, 1989 pursuant to the DGCL ("DAC"), which constitute the only outstanding classes of capital stock of DAC:

          (a) 1,003,640 shares of Class A Common Stock, par value $.0001 per share ("DAC Class A Common Stock"), representing approximately 96% of the outstanding shares of DAC Class A Common Stock;

          (b) 188,400 shares of Class B Common Stock, par value $.0001 per share ("DAC Class B Common Stock"), representing 100% of the outstanding shares of DAC Class B Common Stock; and

          (c) 4,255,650 shares of 10% Noncumulative Series B Preferred Stock, par value $1.00 per share ("DAC Preferred Stock"), representing approximately 97% of the outstanding shares of DAC Preferred Stock.

     3. The Board of Directors of the Company, by resolutions duly adopted on May 24, 1994 (the "Resolutions of Merger"), has voted to merge, pursuant to
Section 253 of the DGCL, DAC with and into the Company (the "DAC Merger"). A true and correct copy of the Resolutions of Merger, which set forth the terms and conditions of the DAC Merger, including the securities of the Company to be issued and delivered by the Company, as the surviving corporation of the DAC Merger, upon surrender of the shares of DAC Class A Common Stock and DAC Preferred Stock not owned by the Company, is attached hereto as Exhibit A and incorporated herein by this reference. The Resolutions of Merger have not been modified or rescinded and are in full force and effect on the date hereof.

     4. The Resolutions of Merger provide that, in connection with the DAC Merger, the Company shall change its corporate name by amending Article First of the Second Amended and Restated Certificate of Incorporation of the Company to read as follows:

          "FIRST: The name of the corporation is: Affiliated Computer Services, Inc. (the "Company)."

     5. The DAC Merger shall become effective at the time when this Certificate of Ownership and Merger is accepted for filing in the Office of the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be signed by Jeffrey A. Rich, its Executive Vice-President and attested by William L. Deckelman, Jr., its Secretary, as of July 5, 1994.

                                       ACS INVESTORS, INC.



                                       By: /s/ JEFFREY A. RICH
                                           ----------------------------------
                                           Executive Vice-President

ATTEST:



By: /s/ WILLIAM L. DECKELMAN, JR.
    ---------------------------------
    Secretary

                                                                       EXHIBIT A

                              ACS INVESTORS, INC.

                             RESOLUTIONS OF MERGER

     RESOLVED, that the Company merge, pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), Dataplex Acquisition Corp. ("DAC") with and into the Company (the "DAC Merger") and assume all of its obligations; and

     FURTHER RESOLVED, that the terms and conditions of the DAC Merger are as follows:

          a. Effect on DAC Common Stock. At the Effective Time (as hereinafter defined), each issued share of Class A Common Stock, par value $.0001 per share, of DAC ("DAC Class A Common Stock") and Class B Common Stock, par value $.0001 per share of DAC ("DAC Class B Common Stock"), whether or not outstanding, immediately prior to the Effective Time and held by the Company or DAC shall be cancelled and retired, and all rights in respect thereof shall cease to exist, without any conversion thereof or any payment with respect thereto or in exchange therefor. Each share of DAC Class A Common Stock issued and outstanding immediately prior to the Effective Time and held by any person other than the Company or DAC shall be cancelled and retired and (other than shares of DAC Class A Common Stock held by persons who properly perfect their appraisal rights pursuant to Section 262 of the
     DGCL) shall be converted automatically into the right to receive 0.67559224 shares of Class A Common Stock, par value $.01 per share, of the Company. Thereafter, the holders of certificates representing shares of DAC Class A Common Stock and DAC Class B Common Stock shall cease to have any rights as stockholders of DAC (except such rights, if any, as they may have pursuant to Section 262 of the DGCL).

          b. Effect on DAC Preferred Stock. At the Effective Time, each issued share of 10% Noncumulative Series B Preferred Stock, par value $1.00 per share, of DAC ("DAC Preferred Stock"), whether or not outstanding, immediately prior to the Effective Time and held by the Company or DAC shall be cancelled and retired, and all rights in respect thereof shall cease to exist, without any conversion thereof or any payment with respect thereto or in exchange therefor. Each share of DAC Preferred Stock issued and outstanding immediately prior to the Effective Time and held by any person other than the Company or DAC shall be cancelled and retired and (other than shares of DAC Preferred Stock held by persons who properly perfect their appraisal rights pursuant to Section 262 of the DGCL) shall be converted automatically into the right to receive $1.00 per share without interest thereon. Thereafter, the holders of certificates representing shares of DAC Preferred Stock shall cease to have any rights as stockholders of DAC (except such rights, if any, as they may have pursuant to Section 262 of the DGCL).

          c. Effect on Company Stock. At the Effective Time, each share of capital stock of the Company issued and outstanding at such time shall continue to be one identical share of capital stock of the Company.

     FURTHER RESOLVED, that in connection with the DAC Merger, the Company shall change its corporate name by amending Article First of the Second Amended and Restated Certificate of Incorporation of the Company to read as follows:

          "FIRST: The name of the corporation is: Affiliated Computer Services, Inc. (the "Company")."

     FURTHER RESOLVED, that the DAC Merger shall become effective at the time when a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of adoption thereof (the "Certificate of Ownership and Merger") is accepted for filing in the Office of the Secretary of State of the State of Delaware (the "Effective Time"); and

     FURTHER RESOLVED, that any executive officer of the Company be, and each of them hereby is, authorized and directed, on behalf of the Company, within such reasonable time after the contribution of the Funding Stock to Precept as any such officer shall determine is appropriate, (a) to execute, attest and file the Certificate of Ownership and Merger with the Office of the Secretary of State of the State of Delaware and to record a certified copy thereof in the Office of the Recorder of Deeds of New Castle County, State of Delaware, and
(b) to execute and deliver or file such other agreements, instruments or documents, and to take such further actions, as any such officer of the Company may deem necessary, desirable or appropriate in order to effect the DAC Merger.

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              -------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE CERTIFICATE OF MERGER, WHICH MERGES:

    "AFFILIATED COMPUTER SERVICES, INC.", A DELAWARE CORPORATION,

    WITH AND INTO "ACS INVESTORS, INC." UNDER THE NAME OF "ACS INVESTORS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, WAS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF JUNE, A.D. 1994, AT 12:32 O'CLOCK P.M.

    AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.


                                     [SEAL]



                                           /s/ EDWARD J. FREEL
                                 [SEAL]    -------------------------------------
                                           Edward J. Freel, Secretary of State

2163155    8330                            AUTHENTICATION:       7207176

944149213                                            DATE:       08-10-94

                             CERTIFICATE OF MERGER
                                    MERGING
                       AFFILIATED COMPUTER SERVICES, INC.
                                 WITH AND INTO
                              ACS INVESTORS, INC.


         ACS INVESTORS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY THAT.

         1. The names of the constituent corporations are "ACS Investors, Inc.", which was incorporated under the laws of the State of Delaware, and "Affiliated Computer Services, Inc." ("Services"), which was incorporated under the laws of the State of Delaware.

         2. An Agreement of Merger, dated as of June 30, 1994 (the "Merger Agreement"), relating to the merger of Services with and into the Company (the "Services Merger") has been approved, adopted, certified, executed and acknowledged by each of the Company and Services in accordance with Section 251 of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation will be "ACS Investors, Inc."

         4. The certificate of incorporation of the Company shall be the certificate of incorporation of the surviving corporation, and the Merger Agreement does not amend in any respect the certificate of incorporation of the Company.

         5. The executed Merger Agreement is on file at the principal place of business of the Company at 2828 North Haskell Avenue, Dallas, Texas 75204.

         6. A copy of the Merger Agreement will be furnished by the Company, on request and without cost, to any stockholder of the Company or Services.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Merger to be signed by Jeffrey A. Rich, its Executive Vice-President and attested by William L. Deckelman, Jr., its Secretary, as of June 30, 1994.


                                    ACS INVESTORS, INC.



                                    By: /s/ JEFFREY A. RICH
                                        -------------------------------
                                        Executive Vice-President




ATTEST:



By: /s/ WILLIAM L. DECKELMAN, JR.
    -----------------------------
    Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              -------------------

    I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "ACS INVESTORS, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 1994, AT 12:30 O'CLOCK P.M.



                                     [SEAL]



                                          /s/ WILLIAM T. QUILLEN
                                 [SEAL]   --------------------------------------
                                          William T. Quillen, Secretary of State

2163155   8100                            AUTHENTICATION:       7167750

944120785                                            DATE:       06-30-94

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 12:30 PM 06/30/1994
                                                             944120680 - 2163155

                          SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ACS INVESTORS, INC.

     ACS INVESTORS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY THAT:

     1. The name of the Company is ACS Investors, Inc., the original Certificate of Incorporation of the Company was filed with the office of the Secretary of State of the State of Delaware on June 8, 1988, and the name under which the Company was originally incorporated is Affiliated Computer Systems, Inc.

     2. An Amended and Restated Certificate of Incorporation of the Company was filed with the Office of the Secretary of State of the State of Delaware on August 30, 1991, which certificate was further amended by amendments filed with the Office of the Secretary of State of the State of Delaware on November 27, 1991, December 17, 1991 and June 22, 1992.

     3. This Second Amended and Restated Certificate of Incorporation of the Company has been duly adopted and executed in accordance with the provisions of Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware.

     4. The certificate of incorporation of the Company is being amended hereby to, among other things, reclassify the capital stock of the Company as described below in Article Fourth.

     5. The text of the certificate of incorporation of the Company is hereby amended and restated in its entirety to read as follows:

     "FIRST:   The name of the corporation is ACS Investors, Inc. (the
"Company").

     SECOND:   The address of the Company's registered office in the State of
Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Company's registered agent at such address is The Corporation Trust Company.

     THIRD:    The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

     FOURTH: Section 1. Reclassification. Upon the filing of this Second Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the "Effective Time"), (a) 81,720.9 shares of the issued and outstanding Class A Common Stock, par value $.00029 per share, of the Company ("Old Class A Common Stock") shall be reclassified, automatically and without any action on the part of the respective holders thereof, into 1,201,090 shares of Class A Common Stock (as hereinafter defined), (b) 326,879.1 shares of the issued and outstanding Old Class A Common Stock shall be reclassified, automatically and without any action on the part of the respective holders thereof, into 4,804,258 shares of Class B Common Stock (as hereinafter defined), (c) 89,984 shares of the issued and outstanding Class B Common Stock, par value $.00016 per share, of the Company ("Old Class B Common Stock") shall be reclassified, automatically and without any action on the part of the respective holders thereof, into 1,322,534 shares of Class A Common Stock, (d) 206,963 shares of the issued and outstanding Class C Common Stock, par value $.00029 per share, of the Company ("Old Class C Common Stock") shall be reclassified, automatically and without any action on the part of the respective holders thereof, into 3,041,808 shares of Class A Common Stock, and (e) 243,937 shares of the issued Old Class C Common Stock held in the Company's treasury shall be reclassified, automatically, into 3,585,228 shares of Class A Common Stock. The aforementioned (a) 81,720.9 and 326,879.1 shares of Old Class A Common Stock, (b) 89,984 shares of Old Class B Common Stock and (c) 206,963 and 243,937 shares of Old Class C Common Stock constitute all of the shares of each such class of Common Stock of the Company issued and outstanding, reserved for issuance or held in the Company's treasury at the Effective Time.

         Section 2. Authorized Capital Stock. The total number of shares of all classes of capital stock that the Company shall have authority to issue is 25,000,000 shares, consisting of (a) 17,195,742 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), (b) 4,804,258 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock" and, together with Class A Common Stock, "Common Stock"), and (c) 3,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock").

         The number of authorized shares of any class or classes of capital stock of the Company may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote thereon. The Board of Directors shall have the authority to fix or alter the powers, designations, preferences and relative, participating, optional or other special rights of all classes of the capital stock of the Company; provided, however, that in no case shall the powers, preferences and rights of the Class A Common Stock be greater than those provided herein. Except as otherwise required by law or expressly provided for herein, the rights, powers, and preferences of the shares of Common Stock and the qualifications, limitations, or restrictions thereof, shall be in all respects identical.

         Section 3. Common Stock. The relative rights, powers, preferences, qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock from and after the Effective Time shall be as follows:

                  (a) Voting Rights. Each share of Class A Common Stock shall be entitled to one vote, and each share of Class B Common Stock shall be entitled to ten votes, on all matters submitted to a vote of the stockholders. Except as otherwise provided herein or by law or in any resolution or resolutions of the Board of Directors of the Company providing for the issuance of Preferred Stock, all actions submitted to a vote of the stockholders of the Company shall be voted on by the holders of the Class A Common Stock and Class B Common Stock (as well as the holders of any series of Preferred Stock, if any, entitled to vote thereon), voting together as a single class.

                  (b) Conversion. The Class A Common Stock has no conversion rights. Each share of Class B Common Stock is convertible at any time, and from time to time, at the option of and without cost to the holder thereof, into one fully paid and nonassessable share of Class A Common Stock on and subject to the terms and conditions set forth herein; provided, however, that for a period of one year from the Effective Time shares of Class B Common Stock may only be converted into Class A Common Stock 90 days after the delivery to the Company of a Conversion Notice (as hereinafter defined); and provided further, however, that shares of Class B Common Stock shall be automatically converted, without any action on the part of the holder thereof, into shares of Class A Common Stock on the occurrence of the events described in subsection (c) of this Section 3.

                  If any record owner of any shares of Class B Common Stock (a "Class B Holder") desires to convert any of such shares into shares of Class A Common Stock, such Class B Holder shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the Company maintained for the transfer of Class B Common Stock and shall deliver a written notice ("Conversion Notice") of the election of such Class B Holder to convert the shares represented by such certificate or any portion thereof as specified in the Conversion Notice. The Conversion Notice shall state the name or names (with addresses) in which the certificate or certificates representing shares of Class A Common Stock issuable on such conversion shall be registered. If so required by the Company, any certificate representing shares of Class B Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder of such shares or his authorized representative. Each conversion of shares of Class B Common Stock shall be deemed to have been effected on the date (the "conversion date") on which the certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as aforesaid (or if the date of such surrender and receipt falls within the period of one year from the Effective Time, then the conversion date shall be 90 days after the date of such surrender and receipt). The person or persons in whose name or names any certificate or certificates representing shares of Class A Common Stock issuable upon such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby on the conversion date.

         As promptly as practicable after the conversion date, the Company shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Class A Common Stock issuable upon such conversion. Subject to the provisions of subsection
(c) of this Section 3, in the event any certificate representing shares of Class B Common Stock shall be surrendered for conversion of a part only of the shares represented thereby, the Company shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Common Stock represented by such surrendered certificate which are not being converted. The issuance of certificates representing shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Company in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Company shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

         Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on the shares so converted as may be declared and are payable to holders of record of shares of Class B Common Stock on a date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Class A Common Stock issued upon such conversion as may be declared and are payable to holders of record of shares of Class A Common Stock on or after such conversion date.

         In case of any consolidation or merger of the Company as a result of which the holders of Class A Common Stock shall be entitled to receive cash, stock, other securities, or other property with respect to or in exchange for Class A Common Stock or in case of any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, each holder of any share of Class B Common Stock shall have the right thereafter, so long as the conversion right hereunder shall exist, to convert such share into the kind and amount of cash, shares of stock, and other securities and properties as are receivable upon such consolidation, merger, sale or conveyance by each holder of one share of Class A Common Stock and shall have no other conversion rights with regard to such share. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

         Shares of Class B Common Stock converted into Class A Common Stock as provided in this subsection (b) shall be retired and shall resume the status of authorized but unissued shares of Class B Common Stock.

         Such number of shares of Class A Common Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Class B Common Stock and for issuance upon exercise of options, if any.

         (c) Restrictions on Transfer of Class B Common Stock. No Class B Holder may transfer, and the Company shall not register the transfer of, any shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee (as hereinafter defined).

         In the case of a Class B Holder who is a natural person and the beneficial owner of shares of Class B Common Stock proposed to be transferred, a Permitted Transferee consists only of:

                  (i) such Class B Holder's spouse; provided, however, that upon divorce any Class B Common Stock held by such spouse shall immediately and automatically be converted into Class A Common Stock;

                  (ii) any lineal descendant of any great-grandparent of such Class B Holder, including adopted children, and any such descendant's spouse (such descendants and their spouses, together with such Class B Holder's spouse, are referred to herein as "family members");

                  (iii) the trustee or trustees of a trust (including a voting trust) for the sole benefit of such Class B Holder and/or any of such Class B Holder's family members, except that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's family members and may permit trust assets to be used to pay taxes, legacies, and other obligations of the trust or the estates of one or more of such Class B Holder's family members payable by reason of the death of any of such family members; provided, however, that if at any time such trust fails to meet the requirements of this subparagraph (iii), all shares of Class B Common Stock then held by such trustee or trustees shall immediately and automatically be converted into Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock;

                  (iv) any organization established by a Class B Holder or any of such Class B Holder's family members, contributions to which are deductible for federal income, estate, or gift tax purposes (a "charitable organization") and a majority of whose governing board at all times consists of such Class B Holder and/or one or more of the Permitted Transferees of such Class B Holder, or any successor to such charitable organization meeting the requirements of this subparagraph
         (iv); provided that, if there is any change in the composition of the governing board of such charitable organization that would cause such charitable organization no longer to qualify as a Permitted Transferee of such Class B Holder, all shares of Class B Common Stock then held by such charitable organization shall immediately and automatically be converted into Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock; and

                  (v) any partnership in which all of the partners are, and all of the partnership interests are owned by, such Class B Holder and/or any of such Class B Holder's family members, or any corporation wholly owned by such Class B Holder and/or any of such Class B Holder's family members; provided that, if there is any change in the partners of or owners of partnership interests in such partnership or in the stockholders of such corporation that would cause such partnership or corporation no longer to qualify as a Permitted Transferee of such Class B Holder, any Class B Common Stock then held by such partnership or corporation shall immediately and automatically be converted into Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock.

         In the case of a Class B Holder that is a partnership or a corporation and the beneficial owner of the shares of Class B Common Stock proposed to be transferred, a Permitted Transferee consists only of:

                  (i) any partner of such partnership who was a partner thereof on the record date of the initial distribution of Class B Common Stock;

                  (ii) any stockholder of such corporation who held any share thereof on the record date of the initial distribution of Class B Common Stock and who receives shares of Class B Common Stock pro rata to his stock ownership in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

                  (iii) any person transferring shares of Class B Common Stock to such partnership or corporation after the record date of the initial distribution of Class B Common Stock; provided, however, that such transferor may not receive shares of Class B Common Stock in excess of the shares of Class B Common Stock transferred by the transferor to such partnership or corporation;

                  (iv) any Permitted Transferee of any person meeting the requirements set forth in subparagraph (i), (ii) or (iii) of this paragraph, but not in excess of the number of shares such stockholder or person is entitled to receive pursuant to this paragraph; and

                  (v) the survivor of a merger or consolidation of such corporation if those persons who owned beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of such constituent corporation immediately prior to the merger or consolidation own beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of the surviving corporation, provided that if by reason of any change in the ownership of such stock of the surviving corporation such surviving corporation would no longer qualify as a Permitted Transferee of such Class B Holder, all shares of Class B Common Stock then held by such surviving corporation shall immediately and automatically be converted into Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock.

         In the case of a Class B Holder holding such shares of Class B Common Stock as trustee pursuant to a trust that is an irrevocable trust on the record date of the initial distribution of Class B Common Stock, a Permitted Transferee consists only of

                  (i) any successor trustee of such trust who meets the requirements set forth in subsection (ii) or (iii) of this paragraph;

                  (ii) any person to whom or for whose benefit the principal or income may be distributed under the terms of such trust or any person to whom such trust may be obligated to make future transfers, provided such obligation exists prior to the date such trust becomes a holder of Class B Common Stock; and

                  (iii) any family member of the creator of such trust.

         In the case of a Class B Holder holding such shares of Class B Common Stock as trustee pursuant to a trust that is any trust other than an irrevocable trust described in the immediately preceding paragraph on-the date of the initial distribution of Class B Common Stock, a Permitted Transferee consists only of:

                  (i) any successor trustee of such trust who meets the requirements set forth in subsection (ii) of this paragraph; and

                  (ii) the person who established such trust and any Permitted Transferee of such person.

         In the case of a record (but not beneficial) owner of Class B Common Stock as nominee for the person who is the beneficial owner thereof on the record date of the initial distribution of Class B Common Stock, a Permitted Transferee consists only of such beneficial owner and any Permitted Transferee of such beneficial owner.

         Upon the death or permanent incapacity of any Class B Holder, such Class B Holder's Class B Common Stock shall immediately and automatically be converted into Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock.

         Upon the expiration of 90 days after the death or permanent incapacity of Darwin Deason or upon the conversion by The Deason International Trust of all of the shares of Class B Common Stock beneficially owned by Mr. Deason into shares of Class A Common Stock, any and all shares of Class B Common Stock shall immediately and automatically be converted into Class A Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock.

         Shares of Class B Common Stock are freely transferrable among Permitted Transferees, but any other transfer of any share of Class B Common Stock will result in the automatic conversion of such share into Class A Common Stock.

         (d) Dividends and Liquidation Rights. After dividends have been declared and set aside for payment or paid on any series of Preferred Stock having a preference over the Common Stock with respect to payment of such dividends, the holders of Common Stock shall be entitled to receive and to share equally in, when, as and if declared by the Board of Directors of the Company (the "Board of Directors"), dividends per share, out of the funds legally available therefor, in such amounts as the Board of Directors may from time to time fix and determine, in its sole and absolute discretion. Upon the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after there have been paid or set apart for the holders of any series of Preferred Stock having a preference over the Common Stock with respect to distributions upon liquidation the full amount to which they are entitled, the holders of Common Stock are entitled to receive and to share equally in all assets of the Company available for distribution to stockholders.

         (e) Other Rights. The holders of Common Stock are not entitled to any preemptive right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, and all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the Company on such terms and for such consideration, so far as may be permitted by law, and to such persons as the Board of Directors in its sole and absolute discretion may deem advisable.

         Section 4. Preferred Stock. Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of such series. The authority of the Board of Directors with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

                  (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

                  (b) the voting powers, if any, and whether such voting powers are full or limited in such series;

                  (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

                  (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

                  (c) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

                  (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

                  (g) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity,

                  (h) the provisions, if any, of a sinking fund applicable to such series; and

                  (i) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof,

all as may be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

         Section 5. Restrictions on Transfer of Restricted Stock. In the event the Company makes a distribution (a "Spin-Off") of all of the outstanding stock held by it in Precept Business Products, Inc., a wholly owned subsidiary of the Company (a "Subsidiary"), to the Company's stockholders, which Spin-Off is intended to qualify pursuant to Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), then for a period commencing on the date established by the Board of Directors of the Company for such distribution of stock of a Subsidiary in a Spin-Off (the "Distribution Date") and ending on the second anniversary thereof, (a) no Transfer of Restricted Stock (as hereinafter defined) may be effected unless the Company has first received (i) a counterpart of the proposed instrument of Transfer of Restricted Stock and any proposed instrument of Transfer of stock of the Subsidiary, if any, executed and acknowledged by the parties thereto, and (ii) all other information reasonably requested by the Company with respect to the proposed Transfer and (b) any Transfer of Restricted Stock shall be null and void from its inception unless the Company approves such Transfer based upon the findings of a Tax Opinion (as hereinafter defined) that the Transfer Conditions (as hereinafter defined) have been satisfied with respect to such Transfer. Moreover, for a period commencing on the record date for distribution of stock of a Subsidiary in a Spin-Off (the "Record Date") and ending on the Distribution Date, any Transfer of Restricted Stock shall be null and void from its inception unless such Transfer of Restricted Stock shall include the right to receive the distribution of the stock of the Subsidiary in the Spin-Off.

         Promptly after the receipt of a request for a Transfer of Restricted Stock, the Company shall, at the Company's expense, seek to obtain a Tax Opinion with respect to such Transfer; provided, however, that if the Company is advised that the opining party is unable to render a Tax Opinion (and the reasons therefor), the Company shall be under no further obligation to determine that the Transfer Conditions have been satisfied or seek a Tax Opinion with respect to such Transfer.

         For purposes of this Section 5 the following terms shall have the following meanings:

                  (a) "Purported Owner" shall mean any Person who would, but for the provisions of this Section 5, acquire Restricted Stock pursuant to a Transfer prohibited pursuant hereto.

                  (b) "Restricted Stock" shall mean any shares of stock of the Company outstanding as of the Record Date of the Spin-Off the holder of which is entitled to receive stock of the Subsidiary in the Spin-Off and, as to shares of stock held prior to the Effective Time, the holder of which consented to the restrictions on transfer imposed by this Section 5, any shares of stock into which shares of Restricted Stock may be converted, any shares of stock which may be issued as dividends with respect to shares of Restricted Stock and any shares of stock which are otherwise derived from shares of Restricted Stock.

                  (c) "Tax Opinion" shall mean an opinion from a nationally recognized tax counsel or "Big 6" accounting firm satisfactory to the Company stating that the Transfer Conditions have been satisfied. The Tax Opinion may be based upon and assume the correctness of factual representations of the Company or the Subsidiary.

                  (d) "Transfer" shall mean the taking of action that, but for the provisions of this Section 5, would be effective to sell, transfer or otherwise dispose of stock of either the Company or the Subsidiary (either directly or indirectly and whether voluntarily or involuntarily), and also means any transaction pursuant to which stock of either the Company or the Subsidiary would be Transferred, including, without limitation, any mortgage, pledge, hypothecation, transfer, redemption, sale, assignment, gift or other disposition of any part or all of the stock of either the Company or the Subsidiary (either directly or indirectly and whether voluntarily or involuntarily).

                  (e) "Transfer Conditions" shall mean (i) the Linked Sale Requirements described below, in the event that the Transfer of Restricted Stock constitutes a "sale or exchange" for purposes of the Code other than a "sale or exchange" to a person (a "Related Party") having a relationship to the stockholder desiring to make a Transfer of Restricted Stock (the "Transferor") described in Sections 267 or 707(b) of the Code, or (ii) the Other Requirements described below, in the event that the Transfer of Restricted Stock does not constitute a "sale or exchange" or the Transfer of Restricted Stock constitutes a "sale or exchange" to a Related Party for purposes of the Code.

         For purposes of rendering a Tax Opinion as to whether the Transfer Conditions have been satisfied, the Linked Sale Requirements shall be deemed to be satisfied if the following requirements are satisfied:

                  (a) Within five business days before or after the proposed Transfer of Restricted Stock, the Transferor Transfers an amount of stock of the Subsidiary (the "Linked Sale") that constitutes the same percentage of the Transferor's interest in the Subsidiary as the proposed Transfer of Restricted Stock constitutes of the Transferor's interest in the Company, where both such interests are determined as of the Record Date (after giving effect to the Spin-Off);

                  (b) The Linked Sale constitutes a "sale or exchange" for purposes of the Code; and

                  (c) The Transferor represents in writing to the Company that
         (i) there is no plan or intention to reacquire any of the shares subject to the proposed Transfer of Restricted Stock or the Linked Sale, and (ii) the Transferor will not acquire any stock of the Company or the Subsidiary within the 30-day period that commences on the day after the later to occur of the effectiveness for purposes of the Code of the proposed Transfer of Restricted Stock and the Linked Sale.

         For purposes of determining whether a Linked Sale constitutes a "sale or exchange" for purposes of the Code, (a) a redemption by the Subsidiary will not constitute a "sale or exchange" unless (i) Section 302(b)(2) of the Code would be satisfied if the stock of the Transferor were treated as "voting stock," and (ii) the Tax Opinion concludes that the redemption is "not essentially equivalent to a dividend" within the meaning of Section 302(b)(1) of the Code, (b) a redemption by the Subsidiary will not constitute a "sale or exchange" if any obligation provided by the Subsidiary in consideration for the stock does not qualify as "debt" for purposes of the Code, and (c) in no case will any redemption by the Subsidiary of stock held by any Person who, directly or indirectly, controls in the aggregate 50% or more of the voting power of the stock of the Subsidiary constitute a "sale or exchange".

         For purposes of rendering a Tax Opinion as to whether the Transfer Conditions have been satisfied the Other Requirements shall be deemed to be satisfied if the following requirements are satisfied:

                  (a) Within five business days before or after the proposed Transfer of Restricted Stock, the Transferor Transfers an amount of stock of the Subsidiary (the "Other Transfer") that constitutes the same percentage of the Transferor's interest in the Subsidiary as the proposed Transfer of the Restricted Stock constitutes of the Transferor's interest in the Company, where both such interests are determined as of the Record Date (after giving effect to the Spin-Off);

                  (b) The Other Transfer does not constitute a "sale or "exchange" or the Other Transfer constitutes a "sale or exchange" to a Related Party for purposes of the Code;

                  (c) The Other Transfer and the proposed Transfer of Restricted Stock are made to the same Person; and

                  (d) The Transferor represents in writing to the Company that the proposed Transfer of Restricted Stock and the Other Transfer are not being made for the purpose of facilitating a "sale or exchange" of the stock of the Company or the Subsidiary without a corresponding "sale or exchange" of the stock of the other.

         If a Person shall (either directly or indirectly and whether voluntarily or involuntarily) become a Purported Owner of Restricted Stock pursuant to a Transfer that is null and void pursuant to this Section 5, then the purported Owner shall not obtain any rights in and to any such Restricted Stock, the Transfer to the Purported Owner shall not be recognized by the Company and the party making the purported Transfer of the Restricted Stock shall continue to own such Restricted Stock and have all rights, including all voting rights and all rights to any dividends or other distributions, liquidating or otherwise, incident to ownership of the Restricted Stock, which shall continue to be validly issued and outstanding.

         Upon a determination by the Company that a Transfer of Restricted Stock has purportedly been made or is anticipated to be made in violation of this Section 5, the Company may take such action as it deems advisable to prevent any such Transfer of Restricted Stock, including, without limitation, refuse to give effect to such Transfer on the books and records of the Company, refuse to record the Purported Owner as the record owner of such Restricted Stock, and institute proceedings to enjoin any such Transfer of Restricted Stock.

         If any provision of this Section 5 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the remaining provisions shall remain valid and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court, and this Section 5 shall be construed, in the absence of such provision, to give effect to the purpose of this Section 5 to the maximum extent possible.

         This Section 5 shall terminate with respect to any Spin-Off as of the second anniversary of the Distribution Date of such Spin-Off or such earlier date as the Board of Directors may by resolution determine if the Board of Directors receives an opinion from a nationally recognized tax counsel or "Big 6" accounting firm that the removal of the restrictions set forth in this
Section 5 will not have any material adverse consequences to the Company, the Subsidiary, or the stockholders of either, and the Board of Directors determines that such acceleration is in the best interests of the Company, the Subsidiary, or the stockholders of either. Notwithstanding the provisions of this Section 5, if an initial public offering of shares of New Class A Common Stock is not completed within 180 days after the Distribution Date, the Board of Directors may by resolution accelerate the termination date of this Section 5 to December 31, 1994. In the event the Board of Directors accelerates the termination of this Section 5, the Company shall so notify all registered stockholders.

         All certificates evidencing ownership of shares of Restricted Stock shall be submitted to the Company prior to the Distribution Date to be imprinted with a conspicuous legend on the front of the certificate as follows:

         "THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO SECTION 5 OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY, WHICH PROHIBIT, WITH CERTAIN
         EXCEPTIONS, ANY TRANSFERS OF THE SHARES REPRESENTED HEREBY WITHOUT THE PRIOR APPROVAL OF THE COMPANY.

         ANY TRANSFER OR PURPORTED OR ATTEMPTED TRANSFER OF ANY OF THE SHARES OF STOCK REPRESENTED HEREBY IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID FROM ITS INCEPTION."

All certificates evidencing ownership of shares of Restricted Stock shall be returned, bearing the legend set forth above, in connection with the distribution of the stock of the Subsidiary in the Spin-off. After the termination of this Section 5, holders of Restricted Stock may submit their certificates to the Company for removal of such legend. Upon such submission of certificates for removal of the legend, the Company shall promptly issue certificates representing equivalent replacement shares of stock that do not bear such legend.

         FIFTH: The Board of Directors may make, amend, and repeal the Bylaws of the Company (the "Bylaws"). Any Bylaw made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Company. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Bylaws 1, 3, 8, 10, 11, 12, 13, 33 and 39 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class. For the purposes of this Certificate of Incorporation, "Voting Stock" means stock of the Company of any class or series entitled to vote generally in the election of Directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with, this Article Fifth.

         SIXTH: Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Company may be called only by (i) the Chairman of the Board of Directors of the Company (the "Chairman of the Board of Directors"), (ii) the President of the Company (the "President"),
(iii) the Secretary of the Company (the "Secretary") within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Company would have if there were no vacancies (the "Whole Board of Directors"), and
(iv) as provided in Bylaw 3.

At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Company. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article Sixth.

         SEVENTH: Section 1. Number, Election, and Terms of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company will not be less than three nor more than 15 and will be fixed from time to time in the manner described in the Bylaws of the Company. Election of Directors of the Company need not be by written ballot unless requested by the Chairman of the Board of Directors, the President, or the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.

         Section 2. Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors must be given in the manner provided in the Bylaws of the Company.

         Section 3. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. No decrease in the number of Directors constituting the Board of Directors may shorten the term of any incumbent Director.

         Section 4. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders in the manner provided in this Section 4. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, may remove such Director or Directors with or without cause.

         Section 5. Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article Seventh.

         EIGHTH: To the full extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this Article Eighth will not adversely affect any right or protection of a Director of the Company existing prior to such repeal or modification.

         NINTH: Each person who is or was or had agreed to become a Director or officer of the Company, and each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Company as an employee or agent of the Company or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether for profit or not for profit (including the heirs, executors, administrators or estate of such person), will be indemnified by the Company to the full extent permitted by the DGCL or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article Ninth (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved by a majority of the Whole Board of Directors (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts), and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article Ninth. Without limiting the generality or the effect of the foregoing, the Company may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article Ninth or the DGCL. Any amendment or repeal of or adoption of any provision inconsistent with, this Article Ninth will not adversely affect any right or protection existing hereunder, or arising out of facts occurring, prior to such amendment, repeal or adoption and no such amendment, repeal or adoption will affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.

         IN WITNESS WHEREOF, the Company has caused this Second Amended and Restated Certificate of Incorporation to be signed by Jeffrey A. Rich, its Executive Vice-President, and attested by William L. Deckelman, Jr., its Secretary, as of June 30, 1994.

                                 ACS INVESTORS, INC.



                                 By:  /s/ JEFFREY A. RICH
                                     -----------------------------------
                                     Executive Vice-President

ATTEST:

By:  /s/ WILLIAM L. DECKELMAN, JR.
    -------------------------------
    Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                              -------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "ACS INVESTORS, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 1994, AT 12:31 O'CLOCK P.M.



                                     [SEAL]



                                           /s/ EDWARD J. FREEL
                                 [SEAL]    -------------------------------------
                                           Edward J. Freel, Secretary of State

2163155   8100                            AUTHENTICATION:       7884601

960089038                                            DATE:       03-27-96

                          CERTIFICATE OF DESIGNATIONS
                                       OF
                              ACS INVESTORS, INC.
                                  ESTABLISHING
                 SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

     ACS INVESTORS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY THAT:

     1. The Company was incorporated on June 8, 1988 pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

     2. Pursuant to Section 151(g) of the DGCL and authority expressly vested in the Board of Directors of the Company by the certificate of incorporation of the Company, the Board of Directors of the Company, by resolutions duly adopted as of June 30, 1994 (the "Resolutions"), has voted to establish the series of Preferred Stock, par value $1.00 per share, of the Company ("Preferred Stock") with the powers, designations, preferences and relative, participating, optional or other rights set forth in the Resolutions. A true and correct copy of the Resolutions is attached hereto as Exhibit 1 and incorporated herein by this reference. The Resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

     3. The number of shares of Preferred Stock as to which the Resolutions apply is 1,000.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Jeffrey A. Rich, its Executive Vice President, and attested by William L. Deckelman, Jr., its Secretary, as of June 30, 1994.


                                        ACS INVESTORS, INC.



                                        By: JEFFREY A. RICH
                                            -----------------------------------
                                            Executive Vice-President


ATTEST:


By: /s/ WILLIAM L. DECKELMAN
    -------------------------------
    Secretary

                                                                       EXHIBIT 1

                              ACS INVESTORS, INC.

                                  RESOLUTIONS

         WHEREAS, the Board of Directors on May 24, 1994 approved, among other things, (i) the merger of Affiliated Computer Services, Inc. with and into the Company (the "Services Merger") on the terms set forth in the Company's Information Statement to Stockholders, dated May 31, 1994 (the "Information Statement"), (ii) the issuance of the Company's preferred stock to Mutual Security Life Insurance Company in Liquidation on the terms set forth in the Information Statement, and (iii) the adoption of a Second Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate"), subject to the approval and adoption of the Restated Certificate by the stockholders of the Company entitled to vote thereon.

         WHEREAS, the Restated Certificate has been approved and adopted by the stockholders of the Company entitled to vote thereon and has been filed with the Office of the Secretary of State of the State of Delaware.

         THEREFORE, BE IT RESOLVED, that, in connection with the Services Merger, pursuant to the authority expressly granted to and vested in the Board by Section 4 of Article Fourth of the Restated Certificate, the Board hereby establishes a series of the Preferred Stock, par value $1.00 per share, of the Company with the powers, designations, preferences and relative, participating, optional or other rights set forth on Exhibit A attached hereto (the "New Preferred Stock"); and

         FURTHER RESOLVED, that any executive officer of the Company be, and each of them hereby is, authorized and directed, on behalf of the Company, (a) to execute, attest and file a Certificate of Designations relating to the New Preferred Stock (the "Certificate of Designations") with the Office of the Secretary of State of the State of Delaware and to record a certified copy thereof in the Office of the Recorder of Deeds of New Castle County, State of Delaware, and (b) to execute and deliver or file such other agreements, instruments or documents, and to take such further actions, as any such officer of the Company may deem necessary, desirable or appropriate in order to effect the establishment of the New Preferred Stock.

                                                                       EXHIBIT A
              SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK


     1. DESIGNATION. The New Preferred Stock shall be designated "Series A Cumulative Redeemable Preferred Stock" (the "Series A Preferred Stock").

     2. CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined in this paragraph 2 shall have, for all purposes of these resolutions, the meaning herein specified.

     "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Company and any other stock of the Company, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of Preferred Stock of the Company) to participate in the distribution of the assets and earnings of the Company without limit as to per share amount.

     "Dividend Payment Date" shall have the meaning set forth in paragraph 3(a) below.

     "Dividend Period" shall have the meaning set forth in paragraph 3(a) below.

     "Final Redemption Date" shall have the meaning set forth in paragraph 5(c) below.

     "Issue Date" shall mean the date on which the first share of Series A Preferred Stock is issued by the Company.

     "Junior Stock" shall mean, for purposes of paragraph 3 below, Common Stock and any other class or series of stock of the Company issued after the Issue Date the holders of which are not entitled to receive any dividends in any Dividend Period unless all dividends to which the holders of Series A
Preferred Stock are entitled to receive have been paid or declared and set apart for payment and, for purposes of paragraph 4 below, any class or series of stock of the Company issued after the Issue Date the holders of which are not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Company until the holders of Series A Preferred Stock shall have received the entire amount to which such holders are entitled upon such liquidation, dissolution or winding up.

     "Parity Stock" shall mean, for purposes of paragraph 3 below, any other class or series of stock of the Company issued after the Issue Date entitled to receive payment of dividends on a parity with the holders of Series A Preferred Stock and, for purposes of paragraph 4 below, any other class or series of stock of the Company issued after the Issue Date the holders of which are entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Company on a parity with the holders of Series A Preferred Stock.

     "Redemption Date" shall have the meaning set forth in paragraph 5(a) below.

     "Redemption Price" shall mean the price to be paid upon redemption of the Series A Preferred Stock, as determined in accordance with paragraph 5(a) below.

     "Senior Stock" shall mean, for purposes of paragraph 3 below, any class or series of stock of the Company issued after the Issue Date ranking senior to the Series A Preferred Stock in respect of the right to receive dividends, and, for the purposes of paragraph 4 below, any class or series of stock of the Company issued after the Issue Date ranking senior to the Series A Preferred Stock in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Company.

     "Subscription Price" shall mean $1,100.00 per share.

          "Subsidiary" shall mean any corporation of which shares of stock possessing at least a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company, whether directly or indirectly through one or more Subsidiaries.

     3. Dividends. (a) Subject to the prior preferences and other rights of any Senior Stock, the holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cash dividends per share at the rate of 9% of the Subscription Price per share, per annum, and no more, accruing from and after July 1, 1994. Such dividends shall be cumulative from and after July 1, 1994 and shall be payable in arrears, when and as declared by the board of Directors, on March 31, June 30, September 30 and December 31 of each year (each such date being herein referred to as a "Dividend Payment Date"), commencing on September 30, 1994. The quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as their names appear on the share register of the Company on the corresponding Record Date. As used above, the term "Record Date" means, with respect to the Dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date designated by the Board of Directors of the Company with respect to the dividend payable on such respective Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 50 days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (b) In the event that full cash dividends are not paid or made available to the holders of all outstanding shares of Series A Preferred Stock and of any Parity Stock, and funds available shall be insufficient to permit payment in full in cash to all such holders of the preferential amounts to which they are then entitled, the entire amount available for payment of cash dividends shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock ratably in proportion to the full amount to which they would otherwise be respectively entitled, and any remainder not paid in cash to the holders of the Series A Preferred Stock shall cumulate as provided in paragraph 3(c) below.

     (c) If, on any Dividend Payment Date, the holders of the Series A Preferred Stock shall not have received the full dividends provided for in the other provisions of this paragraph 3, then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon for such succeeding full Dividend Period during which such dividends shall remain unpaid. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day-to-day basis and shall be computed on the basis of a 360 day year.

     (d) So long as any shares of Series A Preferred Stock shall be outstanding, the Company shall not declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Company make any distributions on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Company or any Subsidiary, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series A Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.

     4. Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Company, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series A Preferred
Stock shall be entitled to be paid the Subscription Price of all outstanding shares of Series A Preferred Stock as of the date of such liquidation or dissolution or such other winding up, plus any accrued and unpaid dividends thereon to such date, and no more, in cash or in property taken at its fair value as determined by the Board of Directors, or both, at the election of the Board of Directors. If such payment shall have been made in full to the holders of any Series A Preferred Stock, and if payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Company shall be distributed among the holders of Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or winding up of the affairs of the Company, the net assets of the Company distributable among the holders of all outstanding shares of the Series A Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Company remaining after the distributions to holders of any Senior Stock of the full amount to which they may be entitled shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Company into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Company to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this paragraph 4.

     5. Redemption by the Company. (a) The Series A Preferred Stock shall be redeemable at the option of the Company in whole or in part at any time prior to July 15, 1999 out of funds legally available therefor, at a redemption price per share equal to $1,100.00 plus any accrued but unpaid dividends on the shares to be so redeemed. To the extent not previously redeemed, the Series A Preferred Stock shall be redeemed on the tenth business day following July 15, 1999 at a redemption price equal to $1,100.00 per share plus any accrued but unpaid dividends on shares not previously redeemed.

     (b) Notice of every proposed redemption of Series A Preferred Stock shall be sent by or on behalf of the Company, by first class mail, postage prepaid, to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the records of the Company, not less than 30 days nor more than 60 days prior to the applicable date fixed for redemption set forth in Section 5(a) (the "Redemption Date") (i) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the Redemption Price therefor, and (ii) stating the name and address of any Redemption Agent if other than the Company, and the name and address of the Company's transfer agent for the Series A Preferred Stock. The Company may act as the transfer agent for the Series A Preferred Stock.

     (c) If notice of redemption shall have been given as hereinbefore provided, and the Company shall not default in the payment of the Redemption Price, then each holder of shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the date prior to the Redemption Date. If the Company shall default in making payment or delivery as aforesaid on the Redemption Date, then each holder of the shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the date prior to the date (the "Final Redemption Date") when the Company makes payment or delivery as aforesaid to the holders of the Series A Preferred Stock. From and after the Redemption Date or, if the Company shall default in making payment or delivery as aforesaid, the Final Redemption Date, the shares called for redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder.

     6. Voting Rights. The holders of the issued and outstanding shares of Series A Preferred Stock shall have no voting rights except as set forth herein and as required by law.

     7. Issuance of Senior Stock or Parity Stock. Without the written consent of the holders of the Series A Preferred Stock, the Company will not issue any Senior Stock or Parity Stock while any Series A Preferred Stock is outstanding, if as the result thereof, the net capital of the Company available for distribution upon liquidation (determined by the application of generally accepted accounting principles, consistently applied) will be less than the sum of the liquidation value of the outstanding Senior Stock and the outstanding Parity Stock and 150% of the Redemption Price of the outstanding Series A Preferred Stock.

     8. Capital. On any redemption of Series A Preferred Stock, the Company's capital shall be reduced by an amount equal to the Subscription Price multiplied by the number of shares of Series A Preferred Stock redeemable on such date. The provisions of this paragraph 8 shall apply to all certificates representing the Series A Preferred Stock whether or not all such certificates have been surrendered to the Company.

     9. Deposits by the Company. The Company shall make quarterly cash deposits, out of funds legally available therefor, into a segregated account established by the Company at a federally insured financial institution designated by the holder of the Series A Preferred Shares (the "Special Account") on September 30, December 31, March 31 and June 30 (or the next business day following any such date, if such is not a business day) during each period set forth below in the amounts set forth below opposite such period.

                       Dates                                Quarterly Deposit Amount

          September 30, 1994 - June 30, 1995                         $68,750
          September 30, 1995 - June 30, 1998                         $55,000
          September 30, 1998 - June 30, 1999                         $41,250


Such amounts shall be maintained for payment of the Redemption Price in accordance with the terms hereof unless and until any holder of the Series A Preferred Shares converts such shares into the Company's Class A Common Stock pursuant to paragraph 10 below. The Company shall at all times retain the right to direct the investment of all funds in the Special Account and shall be entitled to all interest, dividends or other proceeds earned on or paid with respect to such funds.

     10. Conversion Rights. At any time after July 1, 1996, provided that the Company is then a reporting company under the Securities Exchange Act of 1934, the holders of the Series A Preferred Stock may send notice, by first class mail, postage prepaid ("Conversion Notice"), to the Company stating that any such holder is electing to convert all but not less than all shares of the Series A Preferred Stock held by such holder into a number of shares of the Company's Class A Common Stock, $.01 par value per share ("Class A Shares") determined by (a) multiplying the number of shares of Series A Preferred Stock held by such holder by $1,100, (b) multiplying the result by a fraction, the numerator of which is the number of shares of Series A Preferred Stock to be converted and the denominator of which is the number of shares of Series A Preferred Stock held by such holder, (c) dividing the result by the price per share of the Class A Shares as determined on the next business day occurring on or after 10 days following the date of the Company's receipt of the Conversion Notice based on the average of the bid and asked prices for the Class A Shares on such date on the exchange on which the Class A Shares are then listed (or, if applicable the NASDAQ National Market System), and (d) rounding the result to the nearest whole number. The Company will, at its expense, register the Class A Shares issuable upon exercise of the foregoing conversion rights for public sale under the Securities Act of 1933, as amended, and under any applicable state securities laws, such that the Class A Shares issuable upon exercise of the foregoing conversion rights will be immediately saleable and will remain saleable through September 1, 1996. On the date of conversion, the Company shall pay to the holders of the Series A Preferred Stock any and all accrued but unpaid dividends on such shares. After June 1, 1996 and on or before July 1, 1996, the Company shall notify the holders of the Series A Preferred Stock that
(i) such shares of Series A Preferred Stock are convertible pursuant to this paragraph 10, and (ii) the registration rights described herein with respect to the Class A Shares (hereinafter defined) issuable upon such conversion will expire on September 1, 1996. Upon any sale of the Class A Shares issuable upon exercise of the foregoing conversion rights the Company shall pay on behalf of the holders of the Series A Preferred Stock any sales commissions payable to a securities broker in connection with such transaction to the extent the sales proceeds from such sale, net of applicable commissions, would be less than the equivalent of $1,100 per share of Series A Preferred Stock.

     11. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special


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
rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the certificate of incorporation of the Company. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

         12. Heading of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         13. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect within the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         14. Status of Reacquired Shares. Shares of Series A Preferred Stock which have been issued and reacquired by the Company in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Series A Preferred Stock issuable in series or undesignated as to series and may be redesignated and reissued.


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